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                                                                   EXHIBIT 5.1


                        [COOLEY GODWARD LLP LETTERHEAD]


February 14, 1997

TriTeal Corporation
2011 Palomar Airport Road, Suite 200
Carlsbad, CA 92009-1432

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by TriTeal Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), and the public offering of up to 2,530,000 shares of the Company's common stock, including up to 330,000 shares that may be sold pursuant to the exercise of an over-allotment option, and up to 850,000 shares that may be sold by certain selling stockholders, (collectively, the "Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, that certain Shares which are to be issued upon exercise of options will have been paid for pursuant to the terms of such options, and that the Shares will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling shareholders are, or will have been, validly issued, fully paid and non-assessable and that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


COOLEY GODWARD LLP

By:  /s/ FREDERICK T. MUTO
   ---------------------------
         Frederick T. Muto